UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 5, 2014 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 5, 2015. The following is a summary of the matters voted on at the meeting based on the report of the voting results by the independent inspector of elections:

1.	Stockholders elected the following two nominees as Class III directors to serve three-year terms, as follows:
Nominee	For	Withheld	Broker Non-Voted	Other Non-Voted
Sharon L. Riley	3,546,598	84,131	1,800,551	205
Bonnie J. Trowbridge	3,506,622	124,108	1,800,551	204

Each of Ms. Riley and Ms. Trowbridge have been elected to hold office until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.	Stockholders approved the proposal to amend Article 8 of our amended and restated bylaws, as amended, allowing us to issue our employees the option to purchase our shares at a discount to fair market value in an employee stock purchase plan intended to qualify under section 423 of the Internal Revenue Code of 1986, as amended, as follows:

For:	3,771,794
Against:	104,820
Abstain:	6,130
Broker Non-Voted:	1,800,551
Other Non-Voted:	0

3.	Stockholders approved the proposal to amend and restate our 1997 Employee Stock Purchase Plan to increase the authorized number of shares by 75,000, as well as to change the manner of calculating an offering period base price and offer an additional payroll withholding alternative, among other changes, as follows:

For:	3,791,655
Against:	82,023
Abstain:	9,066
Broker Non-Voted:	1,800,551
Other Non-Voted:	0

4.	Stockholders ratified the appointment of EKS&H LLLP as the Company’s independent registered public accountant for the year ending December 31, 2015, as follows:

For:	5,633,745
Against:	38,441
Abstain:	10,455
Broker Non-Voted:	654
Other Non-Voted:	0

5.	Stockholders approved the Company’s executive compensation in a non-binding advisory vote, as follows:

For:	3,741,991
Against:	127,458
Abstain:	12,876
Broker Non-Voted:	1,800,551
Other Non-Voted:	419

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: May 8, 2015	By: /s/ Jason A. Napolitano Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary